Exhibit 99.1
AMERICAN REPROGRAPHICS COMPANY REPORTS RESULTS FOR SECOND QUARTER 2009
•	EPS of $0.14 per share

•	Quarterly Cash from Operating Activities of $33.5 million

•	Gross Margin of 37.5%

•	Company reaffirms forecast
WALNUT CREEK, California (August 6, 2009) — American Reprographics Company (NYSE: ARP) (the “Company”), the nation’s leading provider of reprographic services and technology, today reported its financial results for the second quarter ended June 30, 2009.
“Our performance was very strong under extraordinary economic circumstances,” said K. “Suri” Suriyakumar, Chairman, President and CEO. “We protected our profits and cash flow despite the obvious challenges we encountered during the period, and I remain confident in our ability to protect them in the future. Over the past nine months, we’ve made significant changes to improve sales management, eliminate overhead, reduce our labor costs, and streamline reporting and administrative functions to keep the management team tightly focused on both the opportunities and challenges we face on a day-to-day basis. Those efforts are clearly paying off as demonstrated by our improvement in gross margins and the continuing strength of our cash position.”
Net revenue for the second quarter of 2009 was $131.1 million. The Company’s gross margin was 37.5% for the three-month period ending June 30, 2009. Net income for the second quarter of 2009 was $6.3 million, or $0.14 per diluted share.
Net revenue for the first six months of 2009 was $270.5 million. The Company’s gross margin was 37.4% for the six-month period ending June 30, 2009. Net income for the first six months of 2009 was $13.8 million, or $0.31 per diluted share.
Jonathan Mather, Chief Financial Officer, said, “While we saw a continuing slide in revenues during the period, the decrease was not as steep as the two previous quarters, and our gross margins continue to show incremental improvement despite the difficult sales environment. We made additional progress in our cost savings programs and eliminated an additional $8.6 million in costs for 2009, and also exercised our strong cash flow by paying down at the Company’s discretion, an additional $10.7 million of capital lease debt during the period. In addition, I’m happy to report that the environment for amending our debt agreements is more favorable today than we’ve seen in the recent past. In order to increase our flexibility regarding the financial covenants associated with our credit facility, we have begun discussions with our banks to review our present requirements.”
Outlook
The Company reaffirmed its EPS forecast of $0.50 to $0.75 on a fully-diluted basis, projecting cash flow from operations in the range of $70 million to $90 million.
Teleconference and Webcast
American Reprographics Company will host a conference call and audio webcast today at 2:00 P.M. Pacific Time (5:00 P.M. Eastern Time) to discuss results for the Company’s second quarter 2009 and business outlook. The conference call can be accessed by dialing 866-921-3926. The conference ID number is 19388648.
A replay of this call will be available approximately one hour after the call for seven days following the call’s conclusion. To access the replay, dial 800-642-1687. The conference ID number is 19388648.
A Web archive will be made available at http://www.e-arc.com for approximately 90 days following the call’s conclusion.
About American Reprographics Company
American Reprographics Company is the leading reprographics company in the United States providing business-to-business document management technology and services to the architectural, engineering and construction, or AEC industries. The Company provides these services to companies in non-AEC industries, such as technology, financial services, retail, entertainment, and food and hospitality, which also require sophisticated document management services. American Reprographics Company provides its core services through its suite of reprographics technology products, a network of hundreds of locally-branded reprographics service centers across the U.S., Canada and the U.K, on-site at more than 5,000 customer locations, and through UDS, a joint-venture company headquartered in Beijing, China. The Company’s service centers are arranged in a hub and satellite structure and are digitally connected as a cohesive network, allowing the provision of services both locally and nationally to more than 160,000 active customers.

Forward-Looking Statements
This press release contains forward-looking statements that are based on current opinions and estimates of management regarding future events and the future financial performance of the Company. Words such as “forecast,” “outlook,” “will,” and similar expressions identify forward-looking statements. We caution you that such statements are only predictions and are subject to certain risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. Factors that could cause our actual results to differ materially from those set forth in the forward-looking statements include, but are not limited to, the current economic recession and downturn in the architectural, engineering and construction industries specifically; our ability to successfully restructure our credit facilities; our ability to streamline operations and costs; competition in our industry and innovation by our competitors; our failure to anticipate and adapt to future changes in our industry; our failure to complete acquisitions, or failure to manage our acquisitions, including our inability to integrate and merge the business operations of the acquired companies or failure to retain key personnel and customers of acquired companies; our dependence on certain key vendors for equipment, maintenance services and supplies; damage or disruption to our facilities, our technology centers, our vendors or a majority of our customers; and our failure to continue to develop and introduce new services successfully. The foregoing list of risks and uncertainties is illustrative but is by no means exhaustive. For more information on factors that may affect our future performance, please review our periodic filings with the U.S. Securities and Exchange Commission, and specifically the risk factors set forth in our most recent reports on Form 10-K and Form 10-Q. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Contacts:
David Stickney	Joseph Villalta
American Reprographics Company	The Ruth Group
Phone: 925-949-5100	Phone: 646-536-7003

American Reprographics Company
Consolidated Balance Sheets
(Dollars in thousands, except per share data)
(Unaudited)

	June 30,	December 31,
	2009	2008

Assets
Current assets:
Cash and cash equivalents	$56,886	$46,542
Accounts receivable, net	69,181	77,216
Inventories, net	10,241	11,097
Deferred income taxes	5,829	5,831
Prepaid expenses and other current assets	7,629	11,976

Total current assets	149,766	152,662

Property and equipment, net	83,071	89,712
Goodwill	367,786	366,513
Other intangible assets, net	80,305	85,967
Deferred financing costs, net	2,926	3,537
Deferred income taxes	21,878	25,404
Other assets	2,216	2,136

Total assets	$707,948	$725,931

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$22,730	$25,171
Accrued payroll and payroll-related expenses	14,424	13,587
Accrued expenses	24,168	24,913
Current portion of long-term debt and capital leases	71,580	59,193

Total current liabilities	132,902	122,864

Long-term debt and capital leases	257,963	301,847
Other long-term liabilities	10,496	13,318

Total liabilities	401,361	438,029

Commitments and contingencies

Stockholders’ equity:
American Reprographics Company stockholders’ equity:
Preferred stock, $0.001 par value, 25,000,000 shares authorized; zero and zero shares issued and outstanding	—	—
Common stock, $0.001 par value, 150,000,000 shares authorized; 45,747,854 and 45,674,810 shares issued and 45,300,200 and 45,227,156 shares outstanding in 2009 and 2008, respectively	46	46
Additional paid-in capital	87,331	85,207
Deferred stock-based compensation	(19)	(195)
Retained earnings	229,700	215,846
Accumulated other comprehensive loss	(8,872)	(11,414)

	308,186	289,490
Less cost of common stock in treasury, 447,654 shares in 2009 and 2008	7,709	7,709

Total American Reprographics Company stockholders’ equity	300,477	281,781
Noncontrolling interest	6,110	6,121

Total stockholders’ equity	306,587	287,902

Total liabilities and stockholders’ equity	$707,948	$725,931

American Reprographics Company
Consolidated Statements of Income
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Reprographics services	$92,905	$139,211	$192,674	$281,707
Facilities management	24,898	31,209	51,763	60,760
Equipment and supplies sales	13,251	14,521	26,100	29,917

Total net sales	131,054	184,941	270,537	372,384
Cost of sales	81,899	105,853	169,403	213,693

Gross profit	49,155	79,088	101,134	158,691
Selling, general and administrative expenses	30,039	39,499	61,005	79,020
Amortization of intangible assets	2,914	2,813	5,897	6,001

Income from operations	16,202	36,776	34,232	73,670

Other income, net	(38)	(43)	(97)	(245)
Interest expense, net	5,836	6,559	11,632	13,705

Income before income tax provision	10,404	30,260	22,697	60,210
Income tax provision	4,096	11,384	8,854	22,836

Net income	6,308	18,876	13,843	37,374
(Income) loss attributable to the noncontrolling interest	(1)	—	11	—

Net income attributable to American Reprographics Company	$6,307	$18,876	$13,854	$37,374

Earnings per share attributable to American Reprographics Company shareholders:
Basic	$0.14	$0.42	$0.31	$0.83

Diluted	$0.14	$0.42	$0.31	$0.82

Weighted average common shares outstanding:
Basic	45,116,358	45,051,449	45,103,150	45,048,244
Diluted	45,243,171	45,441,766	45,157,874	45,407,309

American Reprographics Company
Non-GAAP Measures
Reconciliation of Net Income Attributable to ARC to EBIT and EBITDA
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008

Net income attributable to ARC	$6,307	$18,876	$13,854	$37,374
Interest expense, net	5,836	6,559	11,632	13,705
Income tax provision	4,096	11,384	8,854	22,836

EBIT	16,239	36,819	34,340	73,915
Depreciation and amortization	12,751	12,216	25,466	24,333

EBITDA	$28,990	$49,035	$59,806	$98,248

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008

Cash flows provided by operating activities	$33,522	$41,137	$55,798	$61,485
Changes in operating assets and liabilities	(11,477)	(6,096)	(9,555)	6,819
Non-cash (expenses) income, including depreciation and amortization	(15,737)	(16,165)	(32,400)	(30,930)
Income tax provision	4,096	11,384	8,854	22,836
Interest expense	5,836	6,559	11,632	13,705
Net (income) loss attributable to the noncontrolling interest	(1)	—	11	—

EBIT	16,239	36,819	34,340	73,915
Depreciation and amortization	12,751	12,216	25,466	24,333

EBITDA	$28,990	$49,035	$59,806	$98,248

Non-GAAP Measures
EBIT, EBITDA and related ratios presented in this report are supplemental measures of our performance that are not required by or presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These measures are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income, income from operations, or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating, investing or financing activities as a measure of our liquidity.
EBIT represents net income before interest and taxes. EBITDA represents net income before interest, taxes, depreciation and amortization. Amortization does not include $1.2 million and $1.1 million of stock based compensation expense, for the three months ended June 30, 2009 and 2008, respectively, and $2.2 million and $2.0 million of stock based compensation expense, for the six months ended June 30, 2009 and 2008, respectively. EBIT margin is a non-GAAP measure calculated by dividing EBIT by net sales. EBITDA margin is a non-GAAP measure calculated by dividing EBITDA by net sales.
We present EBIT, EBITDA and related ratios because we consider them important supplemental measures of our performance and liquidity. We believe investors may also find these measures meaningful, given how our management makes use of them. The following is a discussion of our use of these measures.
We use EBIT and EBITDA to measure and compare the performance of our operating segments. Our operating segments’ financial performance includes all of the operating activities except for debt and taxation which are managed at the corporate level for U.S. operating segments. As a result, EBIT is the best measure of divisional profitability and the most useful metric by which to measure and compare the performance of our operating segments. We also use EBIT to measure performance for determining operating division-level compensation and use EBITDA to measure performance for determining consolidated-level compensation. We also use EBIT and EBITDA to evaluate potential acquisitions and to evaluate whether to incur capital expenditures.
EBIT, EBITDA and related ratios have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are as follows:
•	They do not reflect our cash expenditures, or future requirements for capital expenditures and contractual commitments;

•	They do not reflect changes in, or cash requirements for, our working capital needs;

•	They do not reflect the significant interest expense, or the cash requirements necessary, to service interest or principal payments on our debt;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies, including companies in our industry, may calculate these measures differently than we do, limiting their usefulness as comparative measures.
Because of these limitations, EBIT, EBITDA, and related ratios should not be considered as measures of discretionary cash available to us to invest in business growth or to reduce our indebtedness. We compensate for these limitations by relying primarily on our GAAP results and using EBIT, EBITDA and related ratios only as supplements. For more information, see our interim Condensed Consolidated Financial Statements and related notes on our 2009 second quarter report on Form 10-Q. Additionally, please refer to our 2008 Annual Report on Form 10-K.

American Reprographics Company
Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Cash flows from operating activities
Net income	$6,308	$18,876	$13,843	$37,374
Adjustments to reconcile net income to net cash provided by operating activities:
Allowance for accounts receivable	1,294	831	2,543	1,909
Depreciation	9,837	9,403	19,569	18,332
Amortization of intangible assets	2,914	2,813	5,897	6,001
Amortization of deferred financing costs	324	340	655	600
Stock-based compensation	1,228	1,117	2,161	2,029
Excess tax benefit related to stock options exercised	(5)	(54)	(5)	(54)
Deferred income taxes	259	1,626	1,671	2,239
Write-off of deferred financing costs	—	313	—	313
Other noncash items, net	(114)	(224)	(91)	(439)
Changes in operating assets and liabilities, net of effect of business acquisitions:
Accounts receivable	8,159	4,390	5,734	(5,088)
Inventory	232	288	918	726
Prepaid expenses and other assets	1,579	(2,413)	5,154	(987)
Accounts payable and accrued expenses	1,507	3,831	(2,251)	(1,470)

Net cash provided by operating activities	33,522	41,137	55,798	61,485

Cash flows from investing activities
Capital expenditures	(1,945)	(2,031)	(3,924)	(4,332)
Payments for businesses acquired, net of cash acquired and including other cash payments associated with the acquisitions	(333)	(647)	(921)	(5,478)
Restricted cash	—	(13,552)	—	(12,612)
Other	279	231	442	785

Net cash used in investing activities	(1,999)	(15,999)	(4,403)	(21,637)

Cash flows from financing activities
Proceeds from stock option exercises	17	70	17	70
Proceeds from issuance of common stock under Employee Stock Purchase Plan	46	12	46	25
Excess tax benefit related to stock options exercised	5	54	5	54
Payments on long-term debt agreements and capital leases	(25,328)	(13,139)	(41,206)	(25,254)
Net repayments under revolving credit facility	—	(12,000)	—	(22,000)
Payment of loan fees	—	(94)	(44)	(726)

Net cash used in financing activities	(25,260)	(25,097)	(41,182)	(47,831)

Effect of foreign currency translation on cash balances	147	(55)	131	(37)

Net change in cash and cash equivalents	6,410	(14)	10,344	(8,020)
Cash and cash equivalents at beginning of period	50,476	16,796	46,542	24,802

Cash and cash equivalents at end of period	$56,886	$16,782	$56,886	$16,782

Supplemental disclosure of cash flow information
Noncash investing and financing activities
Noncash transactions include the following:
Capital lease obligations incurred	$4,470	$9,169	$9,723	$18,353
Issuance of subordinated notes in connection with the acquisition of businesses	$—	$157	$246	$1,817
Accrued liabilities in connection with acquisition of businesses	$167	$—	$500	$—
Change in fair value of derivative, net of tax effects	$1,752	$5,418	$2,187	$(3)